EXHIBIT 10.10


                               SUPPLY AGREEMENT

 THIS AGREEMENT is made the 17th  day of July, 2002

 BETWEEN the person, persons or company more particularly described in Part I of the Schedule hereto (hereinafter called "the Supplier") of the first part and the person, persons or company more particularly described in Part II of the Schedule hereto (hereinafter called "the Purchaser") of the second part.

 WHEREAS :

 (A)  The Purchaser desires to purchase the Products from the Supplier.

 (B)  The Supplier desires to supply the Products to the Purchaser.

 (C) The Products are specially manufactured by the Supplier for the Purchaser's exclusive requirements.

 WHEREAS IT IS HEREBY AGREED as follows :

 1.   Definitions

 In this Agreement the following words and expressions shall have the following meaning unless the context clearly requires otherwise:

 "Hong Kong" means the Hong Kong Special Administrative Region.

 "Intellectual Property" means any patent, copyright, registered design or unregistered design right and any application for any of the foregoing, any rights in respect of Confidential Information and any other intellectual property right. "month" means calendar month

 "Products" means goods purchased by the Purchaser from the Supplier in accordance with this Agreement and more particularly set out in Part III of the Schedule hereto or such other goods as agreed by the parties from time to time;

 "Purchase Order" means the individual purchase order for the Products separately agreed between the parties hereto pursuant to this Agreement.

 "Specification" means the specification for the Products as specified by the Supplier from time to time.

 2.   Agreement to supply

 The Supplier hereby agrees to supply the Products to the Purchaser and the Purchaser agrees to purchase the Products supplied by the Supplier subject to the terms and conditions of this Agreement.

 3.   Ordering of the Products; Payment Terms

 (1) The Purchaser will from time to time provide the Supplier with a written Purchase Order specifying the quantity, quality, specifications, description, price, time and place of delivery and any other relevant information of the Products to be supplied by the Supplier, subject to the terms of this Agreement.

 (2) The Supplier shall accept or reject all Purchase Orders placed hereunder by notice to the Purchaser within 30 days of the time of the receipt of the Purchase Order; provided, however, that in the event the Supplier does not affirmatively reject such Purchase Order within 30 days of the time of the receipt of the Purchase Order, the Supplier shall be deemed to have accepted such Purchase Order.

 (3) The Purchaser estimates that it will place orders for not less than 300,000 units of the Products within the first 3 years from execution of this Agreement.

 (4) Unless otherwise provided in an accepted Purchase Order, Purchaser will make all payments owed to Supplier within thirty (30) days of receipt of invoices (net 30 terms), except for those items required to be paid in advance of manufacturing or shipment.

 4.   Delivery, acceptance and cancellation

 (1)  After written acceptance  by Purchaser   of  the alpha  version of  the
 Product and upon Supplier's acceptance of a qualified purchase order submitted by Purchaser, Supplier will produce the Product developed pursuant to this Agreement subject to the terms and price set out in the accepted purchase order.

 (2) The Purchaser shall be deemed to have accepted the Products after satisfactory inspection of the products delivered to the Purchaser or within 10 days after delivery to Purchaser, whichever occurs first.

 (3) The Supplier shall use commercially reasonable efforts to make timely delivery of the Products in accordance with mutually agreed upon delivery dates. In addition the Supplier shall notify the Purchaser in writing of any possible delay in the agreed to delivery of the Products as soon as possible prior to the scheduled delivery date.

 (4) Notwithstanding anything to the contrary herein, the Supplier reserves the right to adopt an equitable plan of allocation and adjust delivery schedules accordingly in the event of shortages or other events not within the control of the Supplier.

 (5) If Purchaser cancels an accepted purchase order within 15 days, inclusive, from the acceptance of the purchase order, the Purchaser shall not be responsible for any amount or costs incurred or committed by Supplier for the terminated purchase order.

 (5) If Purchaser cancels an accepted purchase order after 15 days from the acceptance of the purchase order and sixty (60) days or less before the scheduled Product ship date, Purchaser shall be responsible for 100% of the unit price for all accepted purchase orders.

 (6) If Purchaser cancels an accepted purchase order after 15 days from the acceptance of the purchase order and more than sixty (60) days before the scheduled Product ship date, Purchaser shall be responsible for an amount equal to costs incurred or committed by Supplier for the terminated Purchase Order or portion thereof that cannot be canceled or diverted to another sale. Said charges shall not exceed 100% of the order value for the canceled units.

 5.   Warranties and liability

 (1) The Supplier warrants that the Products will correspond in all material respects with the Specification at the time of delivery and will be free from material defects in material and workmanship for a period of 1 year from the date of the initial use.

 (2)  The Purchaser warrants as follows:-

      (a)  The  Purchaser  is   the  legal  and   beneficial  owner  of   the
           Intellectual Property;

      (b) The manufacturing of the goods is not in contravention of any law or regulations governing the same;

      (c) The manufacturing of the goods does not infringe any copyright, patent, design, trademark, trade secret or other proprietary rights or rights of publicity or privacy or any other form of property or proprietary rights, whether intellectual or otherwise;

      (d) The information supplied by the Purchaser is correct and accurate in all material respects.

 (3) In no event will either party be liable for any punitive, incidental or consequential damages in any action arising from or related to this Agreement. In no event will either party's liability for monetary damages under this Agreement exceed the amount paid by Purchaser to Supplier in the one-year period before the claim arose.

 6.   Title and risk

 (1)  Title shall pass on acceptance of the Products by the Purchaser.

 (2)  Risk shall pass on acceptance of the Products by the Purchaser.

 7.   Duration and termination

 (1) This Agreement shall come into force on the date of execution and shall continue from year to year.

 (2) Notwithstanding the foregoing, either party may by giving to the other 3 months' written notice to terminate this Agreement.

 8.   Confidentiality

 Any documents or written materials delivered by the Supplier to the Purchaser pursuant to this Agreement shall be treated as confidential information, irrespective of any indication thereof. Such documents or materials shall remain the sole property of the Supplier and the Purchaser shall return or dispose of the same upon the request of the Supplier.

 9.   Notice

 (1) A notice, approval, consent or other communication in connection with this Agreement must be in writing and must be left at the address of the addressee, or sent by prepaid ordinary post to the address of the addressee or sent by facsimile to the facsimile number of the addressee which is specified in this Clause or if the addressee notifies another address or facsimile number then to that address or facsimile number.

 (2) A notice, approval, consent or other communication takes effect from the time it is received unless alter time is specified in it.

 (3) A letter or facsimile is taken to be received in the case of a posted letter, on the seventh day after posting and in the case of facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

 10.  Binding effect

 This Agreement shall be binding on and shall be to the benefit of each party's successors and assigns and personal representatives (as the case may be).


 11.  Time of the essence

 Time shall be of the essence as regard to any date or period mentioned in this Agreement and any other date or period substituted for the same by written agreement of the parties hereto.

 12.  Mutual assistance

 Notwithstanding completion of this Agreement, each of the parties hereto shall sign or execute any document or deed or to do any act or things as may reasonably requested by any party hereto to give full effect to the terms of this Agreement.

 13.  Variation

 Any variation of this Agreement must be in writing and signed by the parties hereto.

 14.  Condonation not waiver

 No condonation or forbearance by any party of any breach by the other party of any provision hereto shall be deemed to be a waiver of any breach of that or any other provision hereof and any forbearance or delay by any party in exercising any of its rights hereunder shall not constitute a waiver whatsoever.

 15.  Laws and regulations

 References to any Ordinance, regulation or other statutory provision in this Agreement include a reference to such Ordinance, regulation or other statutory provision as modified, codified or re-enacted.

 16.  Jurisdiction

 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto shall submit to the non-exclusive jurisdiction of the courts of Hong Kong.

 17.  Gender and numbers

 It is hereby declared that (if the context permits and requires) the singular number shall include the plural and the masculine gender shall include the feminine and the neuter.

 18.  Recitals and Schedules

 The recitals and schedules hereto have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the recitals and the schedules.

 19.  Headings

 Headings used in this Agreement are for ease of reference only and do not constitute part of this Agreement.

 20.  Force Majeure

 (1) If either party is affected by Force Majeure it shall forthwith notify the other party of the nature and extent thereof.

 (2) Neither party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in performance, or non-performance, of any of its obligations hereunder to the extent that such delay or non-performance is due to any Force Majeure of which it has notified the other party; and the time for performance of that obligation shall be extended accordingly.

 (3) If the Force Majeure in question prevails for a continuous period in excess of six months, the parties shall enter into bona fide discussions with a view to alleviating its effects, or to agreeing upon such alternative arrangements as may be fair and reasonable.

     AS WITNESS the parties hereto have duly executed this Agreement the day and year first above written.

                        THE SCHEDULE ABOVE REFERRED TO

                                    PART I
                                    ------
                                 THE SUPPLIER
                                 ------------

 CHINA ACTION MANAGEMENT LIMITED whose registered office is situate at 1603 Dina House, 11 Duddell Street, Central, Hong Kong

                                   PART II
                                   -------
                                THE PURCHASER
                                -------------

 INFORMATION TECHNOLOGY COMPANY LIMITED whose registered office is situate at Unit 1602-03, Park Building, 476 Castle Peak Road, Cheung Sha Wan, Kowloon, Hong Kong.

                                   PART III
                                   --------
                                 THE PRODUCTS
                                 ------------

 A proprietary set top box to distribute financial and other information through the FM radio broadcasting network whose functions include retrieval of transactions, data base management, redistribution of data, and conversion of data from digital to radio broadcast format. The set top box is called "InfoPort" which may consist of more than one version and may be continually developed and improved by the Purchaser or its agents nominees or contractors from time to time

 SIGNED by                          )  /s/ Patrick A. Custer, CEO
                                    }  China Action Management Limited
 for and on behalf of the Supplier  )
 in the presence of :-              )


 SIGNED by                          )  /s/ Chan Ting, Director
                                    }  Information Technology Company Limited
 for and on behalf of the Purchaser )
 in the presence of :-              )